Exhibit 99.1

AMARIN ANNOUNCES COMPREHENSIVE COST REDUCTION PLAN TO ADDRESS MARKET DYNAMICS IN U.S. BUSINESS

— Company Expects to Achieve Approximately $100 Million in Cost Savings Over the Next 12 Months* While Continuing to Invest in European Launches and Global Expansion —

— Reduces U.S. Commercial Organization by Ninety Percent of Pre-Pandemic / Pre-Generic Competition Levels —

— Creates Core Focused U.S. Commercial Team to Support Branded VASCEPA Revenues —

— Actions Optimize Operations While Maintaining Positive U.S. Contribution Margin to Support Company’s Next Steps —

DUBLIN, Ireland and BRIDGEWATER, N.J., June 6, 2022 — Amarin Corporation plc (NASDAQ: AMRN) today announced important and critical actions including a comprehensive cost and organizational restructuring plan to address current shifts within the Company’s U.S. business. The Company expects these actions will reduce operating costs by approximately $100 million over the next 12 months* and enable Amarin to maintain a positive contribution margin in the U.S while continuing to invest in its imminent European market launches and global expansion for VASCEPA/VAZKEPA.

“Our management team, with the guidance of our Board, conducted a comprehensive review of the business to ensure we are addressing the realities within our U.S. business while we focus on our global growth opportunities with efficiency and discipline,” said Karim Mikhail, Amarin’s president and chief executive officer. “While we continue to see value in branded VASCEPA in the U.S., the current operating landscape remains challenging with uncertainty related to future revenue from the U.S. business. As a result, today we are taking critical, proactive steps to reduce our U.S. commercial team by approximately 90% of our pre-pandemic and pre-generic competition levels. These reductions are necessary as we invest in our European launches while maintaining a strong, core U.S. Commercial team to support branded VASCEPA revenues in the U.S. These proactive steps also allow us to maintain a positive contribution margin for the U.S. business and continue our investments in other markets and our Fixed-Dose Combination (FDC) program to ensure we are positioned for a stronger future as we execute our European and global expansion plans.”

Mr. Mikhail added, “We have completely reshaped our investment plan for the future. We have tremendous confidence in our multi-billion dollar revenue opportunity for VASCEPA/VAZKEPA globally where we remain on track to launch in six markets and receive up to eight reimbursement decisions this year. These comprehensive actions will enable us to better serve patients while creating value for shareholders over the long-term.”

The Company will reduce its total operational expenditure by approximately $100 million over the next 12 months* while continuing its investments in European expansion. The Company’s cost reduction plan includes:

•

U.S. workforce reduction. The majority of the cost savings will result from a significant workforce reduction across the Company’s U.S. field force and corporate positions. Amarin will reduce its U.S. commercial team by approximately 65% from current levels and approximately 90% of pre-pandemic and pre-generic competition levels, resulting in a core team able to support branded VASCEPA revenues in the U.S. In total, these actions will result in a reduction of the total company employee base by over 40% from current levels.

•

Streamlined operational expenditures: Includes reductions and reallocations in overall selling, general and administrative (SG&A) expenses as well as savings related to refining the Company’s R&D strategy to a more focused, stepwise approach for its FDC program.

Mr. Mikhail concluded, “We value the tremendous contributions of our colleagues – whose dedication to our mission has helped build this Company and enabled us to launch an innovative product that has improved cardiovascular health for millions of patients. These changes, while difficult, are necessary to support our ability to continue bringing VASCEPA/VAZKEPA to patients around the world.”

*Compared to 2021 full year GAAP operating expenses and excludes restructuring charges.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. From our foundation in scientific research to our focus on clinical trials, and now our commercial expansion, we are evolving and growing rapidly. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk.

About VASCEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than 18 million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, icosapent ethyl is approved and sold in Canada, Germany, Lebanon and the United Arab Emirates. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA.

Indications and Limitation of Use (in the United States)

VASCEPA is indicated:

•

As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and

•	established cardiovascular disease or

•	diabetes mellitus and two or more additional risk factors for cardiovascular disease.

•	As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•	VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.

•

VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.

•

It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.

•

VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.

•

Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).

•	Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).

•	Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.

•	Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements regarding, plans and expectations for the cost reduction and restructuring plan, including the anticipated operating cost reduction of $100 million over the next 12 months and the ability to maintain a positive contribution margin in the United States and expand in Europe; beliefs about the value and potential for VASCEPA (marketed as VAZKEPA in Europe), including that there is a multi-billion dollar revenue opportunity for VASCEPA/VAZKEPA globally; expectations regarding a stronger future and European and global expansion; plans and expectations, including timing, regarding launch and reimbursement outside of the United States; and beliefs that the cost reduction and restructuring plan will allow Amarin to better serve patients while creating value for shareholders over the long-term.

These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Such risks and uncertainties include, among others, risks and uncertainties related to the implementation of the cost reduction and restructuring plan, including that Amarin may be unsuccessful in implementing the plan or, even if successful, may not achieve the expected results of such efforts, or that there will be unanticipated and adverse consequences from implementation of the plan; the risk that Amarin has overestimated the market potential for VASCEPA in the United States, Europe and other geographies; and the possibility that Amarin may be unsuccessful in achieving its expansion goals, including launches and reimbursements in Europe or other geographies on the expected timelines or at all. A further list and description of risks and uncertainties associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission (SEC), including Amarin’s annual report on Form 10-K for the full year ended 2021 and its quarterly report on Form 10-Q for the first quarter of 2022, and in any subsequent filings, including on current reports on Form 8-K, with the SEC, which are available at the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations, SEC filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor Inquiries:

Lisa DeFrancesco

Investor Relations Amarin Corporation plc

investor.relations@amarincorp.com (investor inquiries)

Media Inquiries:

Mark Marmur

Corporate Communications, Amarin Corporation plc

PR@amarincorp.com (media inquiries)